MORTGAGE NOTE

                             $431,250.00 May 29, 1998
                               Boca Raton, Florida

         FOR VALUE RECEIVED, the undersigned promises to pay TRANSFLORIDA BANK, a Florida banking corporation, or order, the principal sum of FOUR HUNDRED THIRTY ONE THOUSAND TWO HUNDRED FIFTY AND NO/100 ($431,250.00) DOLLARS, with interest on the unpaid principal balance from the date of this Note, until paid, at the initial rate of EIGHT AND ONE HALF PERCENT (8.50%) per annum according to the terms of this note. The interest rate shall be adjusted annually by adding ONE PERCENT (1.00%) to the prime rate index as available four (4) days prior to the Change Date, with the first such change date being June 1, 2003, provided that the bank shall not charge interest on this obligation in excess of that allowed by law. The index is Suntrust Banks of Florida, Inc. Prime Rate. The Principal and interest shall be payable at 1489 W. Palmetto Park Road, Boca Raton, Florida 33486 or such other place as the holder hereof may designate in writing, and shall be payable as follows:

         Principal and Interest payments on the outstanding Principal Balance shall be due and payable monthly, with the first such payment commencing on the 1st day of July, 1998, and continuing monthly thereafter until the 1st day of June, 2008, at which time the entire Principal balance plus accrued interest, if any, shall be due and payable in full. THIS NOTE IS AMORTIZED OVER TWENTY (20) YEARS AND BALLOONS AT THE END OF TEN (10) YEARS.

         If any installment under this Note is not paid when due, the entire principal amount outstanding hereunder and accrued interest thereon shall at once become due and payable at the option of the holder thereof. Failure to exercise such option shall not constitute a waiver of the right to exercise such option of the undersigned if in default hereunder. In the event of any default in the payment of this Note and if suit is brought hereon, the holder hereof shall be entitled to collect in such proceedings all reasonable costs and expenses of suit, including but not limited to reasonable attorneys' fees.

         AFTER ACCELERATION AND/OR MATURITY, INTEREST SHALL ACCRUE ON THE OUTSTANDING PRINCIPAL BALANCE AT THE HIGHEST LAWFUL RATE OF INTEREST ALLOWED.

         The undersigned shall pay to the holder hereof a late charge of five percent (5%) of any monthly installment not received by the holder hereof within fifteen (15) days after the installment is due.

         Presentment, notice of dishonor and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligations of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their heirs, personal representatives, successors and assigns.

         This Note may be prepaid, in whole or in part, at any time without penalty.

         The indebtedness evidenced by this Note is secured by a Mortgage, dated of even date herewith, and reference is made thereof for rights as to acceleration of the indebtedness evidenced by this Note.

         THIS IS A BALLOON MORTGAGE SECURING A VARIABLE/ADJUSTABLE RATE OBLIGATION. ASSUMING THAT THE INITIAL RATE OF INTEREST WERE TO APPLY FOR THE ENTIRE TERM OF THE MORTGAGE, THE FINAL PRINCIPAL PAYMENT OR THE PRINCIPAL BALANCE DUE UPON MATURITY WOULD BE APPROXIMATELY $308,223.31, TOGETHER WITH ACCRUED INTEREST, IF ANY, AND ALL ADVANCEMENTS MADE BY THE MORTGAGEE UNDER THE

         TERMS OF THE MORTGAGE. THE ACTUAL BALANCE DUE UPON MATURITY MAY VARY DEPENDING ON CHANGES IN THE RATE OF INTEREST.



                                 FLORIDA PRECISION AEROSPACE, INC.,
                                 a Florida Corporation


                                 By: /s/ Alberto DiBella
                                 -----------------------
                                 ALBERTO DIBELLA, President
                                 Tax ID#: 65-0398210